                                                                     EXHIBIT 11


PACE MEDICAL, INC. AND WHOLLY OWNED SUBSIDIARY

STATEMENT RECOMPUTATION OF PER SHARE EARNINGS
- - -------------------------------------------------------------------------------

CALCULATION OF PRIMARY EARNINGS PER SHARE

                                                     1995           1994
NET INCOME (LOSS)                                $  246,018     $  (65,306)
                                                 ==========     ==========

NUMBER OF SHARES

Weighted average shares outstanding               3,380,850      3,387,600

Incremental shares for outstanding stock
  options and warrants                                 -   (a)        -   (a)
                                                 ----------     ----------

Total shares outstanding for purpose of
  earnings per share computation                  3,380,850      3,387,600
                                                 ==========     ==========

INCOME (LOSS) PER SHARE AS CALCULATED            $     0.07     $    (0.02)
                                                 ==========     ==========

CALCULATION OF FULLY DILUTED EARNINGS
  PER SHARE

NET INCOME (LOSS)                                $  246,018     $  (65,306)
                                                 ==========     ==========
NUMBER OF SHARES

Weighted average shares outstanding               3,380,850      3,387,600

Incremental shares for outstanding stock
  options and warrants                                 -   (a)        -    (a)
                                                 ----------     ----------

Total shares outstanding for purpose of
  earnings per share computation                  3,380,850      3,387,600
                                                 ==========     ==========
INCOME (LOSS) PER SHARE AS CALCULATED            $     0.07     $    (0.02)
                                                 ==========     ==========

(a) Incremental shares are excluded from calculation because either their impact on the calculation of loss per share or weighted average shares outstanding is anti-dilutive.